Investor  Presentation  –  February  2013

www.FLUXpwr.com

Confidentiality and Disclaimer

Confidentiality Note:

The information contained in this presentation is confidential and proprietary to Flux Power Inc. (“Flux Power,” the “Company,” or the “Issuer”) and is being submitted to prospective investors solely for such investors’ confidential use with the express understanding that, without the Issuer’s prior express written permission, such investors will not release this presentation or discuss the information contained herein or make reproductions or use this presentation for any purpose other than evaluating a potential investment in the securities described herein.

Forward Looking Statements:

This presentation contains forward-looking statements. All statements other than statements of historical fact contained in this presentation, including statements as to the Company’s future results of operations and financial position, planned products and services, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the Securities and Exchange Commission.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “aims,” “predicts,” potential,” “seeks,” attempts,” “poised “ or “continues” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this presentation. The Company assumes no obligation to update any forward-looking statements after the date of this presentation.

This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to market size and growth and other industry data. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The Company has not independently verified the statistical and other industry data generated by independent parties and contained in this presentation and, accordingly, it cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of its future performance and the future performance of the industries in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by the Company.

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Company Overview

What we do:

Flux Power provides the clean technology world with cost efficient and intelligent energy storage solutions

How we do it:

Flux Power’s smart battery solutions significantly extend battery system life at 50% of the cost of competitors with cell agnostic technologies that work across multiple industry platforms

Long Term Success Enablers:

Intellectual property covering tools that extend battery system life, lower cost, record charge and discharge cycles, and communicate to external control systems

Flux Power Holdings Inc.

Headquarters: Escondido, CA

Incorporated: 2009

Employees: 22

Website: www.FLUXpwr.com

Ticker: (FLUX – OTCQB)

Shares Outstanding: 46.45 million

Float: 2.53 million

Recent Share Price: $1.00

Market Cap: $46.45 million

Cash: $812k

Debt: $850k

Public Transaction: June 2012

*Source: www.OTCmarkets.com

(12/31/12)

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Strategic Positioning

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$44 Billion Addressable Market By 2015

Market Segment	2010		2015
Grid Management	$5.4	B	$15.8	B

Electric Vehicles	$7.7	B	$14.5	B

E—Bikes/Scooters	$6.4	B	$10.9	B

Other	$1.9	B	$3.2	B
Addressable Market Size	$21.4	B	$44.4	B

Source: Lux Research, Oracle Capital Estimates (2010). The projected addressable market set forth above is based upon research conducted in 2010. While management believes the addressable market will experience healthy growth in future years, no assurance can be given that the projected growth in the addressable market set forth above will actually occur.

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Flux Products

Flux Power 12V Lithium Battery
•	Superior energy density, discharge ability, real-time communication, and life cycle tracking.
•	Integrated Battery Management System.
•	IP56 enclosure to protect against water and dust.

Flux Power Battery Management System (BMS)
•	Battery balancing, maintenance, life-cycle tracking and real-time communication.
•	Constantly monitors battery parameters (e.g., voltage and temperature) and reports condition and errors to ancillary systems.
•	Chemistry/cell agnostic design.

Flux Power Charger
•	12 – 450V charger.
•	Stackable to over 40KW.
•	Liquid or water cooled versions.

Flux Power Handheld Diagnostic Unit (HDU)
•	Displays system information allowing user to access necessary information and monitor overall system health.
•	Capable of programming system parameters, features and offsets.

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Cost Advantage Over The Competition

Flux’s IP enables the use of lower cost lithium cells to achieve equal or superior performance at far lower cost than its competitors.

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Advantages of Technology

•	Lowest system cost (cost is less than lead acid with use over 5-years in most cases).

•	Extended cycle life (patent pending).

•	Individual cell management to maximize discharge performance (patent pending).

•	Modular components for easy integration (patent pending).

•	Controller Area Network (CAN) Open Communication Protocols for easy programming.

•	“Advanced Data Collect” records real-time battery usage information for 20+ years (patent pending).

•	Telematics* for remote diagnostics and monitoring.

•	Proprietary technology (9+ patents pending and in-process).

* The integrated use of telecommunications and informatics, also known as ICT (Information and Communications Technology).

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wheego
electric cars

wheego
all electric

CASE STUDY WHEEGO'S COST REDUCTION CHALLENGE

WHO COULD CREATE A

$12,000

COMPLETE BATTERY SYSTEM?

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CASE STUDY WHEEGO'S COST REDUCTION CHALLENGE

Wheego Electric Vehicles is a builder of Highway Capable electric commuter vehicles.

wheego
electric cars

THEIR FIRST MASS MARKET VEHICLE, THE LiFe, IS FULLY FMVSS COMPLIANT

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CASE STUDY WHEEGO'S COST REDUCTION CHALLENGE

BID FOR WHEEGO'S PRODUCTION BATTERY SYSTEM
TOTAL BATTERY SYSTEM COST
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$25,200
$24,500
$11,500
GOAL: $12,000
COMP 1
COMP 2
FLUX
BATTERY COMPANIES

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CASE STUDY WHEEGO'S COST REDUCTION CHALLENGE

RESULT

FLUX PROVIDED A

30KWh SYSTEM

(THE LARGEST IN THE COMPACT EV WORLD)

TO **WHEEGO ELECTRIC CARS**

for less than

$.40/Wh

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CASE STUDY WHEEGO'S COST REDUCTION CHALLENGE

BEATING THEIR COST TARGETS BY

$500

PER VEHICLE

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Thank You

www.FLUXpwr.com